EXHIBIT 4.8

                          INTERCREDITOR, SUBORDINATION
                                       AND
                              STANDSTILL AGREEMENT

               This INTERCREDITOR, SUBORDINATION AND STANDSTILL AGREEMENT is made as of the 3rd day of May, 2002, by and among OptiMark Innovations Inc., f/k/a OTSH, Inc., a Delaware corporation ("OII"), RGC International Investors, LDC, a Cayman Islands limited duration company ("RGC" and, together with OII, the "Creditors"), The Ashton Technology Group, Inc., a Delaware corporation (the "Borrower") and Universal Trading Technologies Corporation, a Delaware corporation and majority owned subsidiary of the Borrower ("UTTC" and, together with Borrower, the "Grantors"). OII, RGC, the Borrower and UTTC are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties".

                              W I T N E S S E T H:
                              - - - - - - - - - -

               WHEREAS, OII is contemporaneously herewith making a loan in the original principal amount of $2,727,273 to the Borrower pursuant to a certain Senior Secured Convertible Promissory Note dated as of even date herewith (the "OII Note");

               WHEREAS, RGC is contemporaneously herewith making a loan in the original principal amount of $4,751,875.66 to the Borrower pursuant to the 7.50% Senior Secured Promissory Note dated as of even date herewith (the "RGC Note");

               WHEREAS, the Grantors have granted to OII a security interest in the Collateral (hereinafter defined), pursuant to the terms of a certain Pledge and Security Agreement dated as of even date herewith (the "OII Security Agreement");

               WHEREAS, the Grantors have granted to RGC a security interest in the Collateral (hereinafter defined), pursuant to the terms of that certain Security Agreement, those certain Collateral Pledge Agreements and those certain Collateral Assignment Agreements, all dated as of even date herewith (collectively, the "RGC Security Agreement"); and

               WHEREAS, OII and RGC desire to memorialize in writing their agreements as to the priority of payment and security with respect to the obligations arising under the OII Note and the RGC Note, respectively, and the rights and remedies of OII and RGC with respect to such obligations;

               NOW, THEREFORE, the Parties agree as follows:

                             ARTICLE I. DEFINITIONS

               Section 1.1. As used herein, the following terms shall have the following meanings:

                       (a) "Agreement" means this Intercreditor, Subordination and Standstill Agreement, dated as of the date set forth above, among the Borrower, UTTC, OII and RGC, as amended, restated, supplemented or modified from time to time and including all exhibits and schedules hereto.

                       (b) "Borrower" has the meaning set forth in the preamble to this Agreement.

                       (c) "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the City of New York are required or authorized to be closed.

                       (d) "Collateral" means all personal and fixture property of every kind and nature whether now existing or hereinafter acquired or arising, and wherever located, including without limitation all furniture, fixtures, equipment, raw materials, inventory, or other goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments, securities and other investment property, deposit accounts, rights to proceeds of letters of credit and all general intangibles including, without limitation, all tax refund claims, license fees, IP Collateral, including the IP Assets, rights to sue and recover for past infringement of Patents, Trademarks and Copyrights, service marks, customer lists, goodwill, and all licenses (including, without limitation, Licenses), permits, agreements of any kind or nature pursuant to which the Grantor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Grantor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all books and records, Software, writings, plans, specifications and schematics; and all proceeds and products of each of the foregoing.

                       (e) "Collateral Agent" means RGC, for purposes of Sections 2.6 and 3.7 of this Agreement.

                       (f) "Copyright License" means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned or held by or behalf of any Grantor or which any Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including each agreement described in Schedule 3.6 hereto or to the applicable Supplement.

                       (g) "Copyrights" means all of the following: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and
(ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or any similar offices in the United States or any other country, including those described in Schedule 3.6 hereto or to the applicable Supplement.

                       (h) "Credit Documents" means the OII Credit Documents and the RGC Credit Documents.

                       (i) "Creditors" means, collectively, OII and RGC.

                       (j) "Credit Proceeding" means any dissolution, winding up, liquidation, or Insolvency Proceeding, or other event resulting in Distributions (other than Distributions in the ordinary course).

                       (k) "Declared Default Notice" has the meaning set forth in Section 2.4(a) of this Agreement.

                       (l) "Distribution" means any payment or distribution of any kind (whether in cash, property, securities or otherwise), including, without limitation, by exercise of set-off rights by a Creditor, of all or any of the assets of the Grantors (or either Grantor) to the Creditors, other than pursuant to the last sentence of Section 2.3.

                       (m) "Event of Default" means either a OII Event of Default or a RGC Event of Default.

                       (n) "Grantors" means, collectively, the Borrower and UTTC.

                       (o) "Insolvency Proceeding" means any arrangement, reorganization, adjustment, protection, relief or composition of Grantors (or either Grantor) or its/their debts, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Grantors (or either Grantor).

                       (p) "IP Assets" means all IP Collateral set forth on Exhibit A hereto, contributed to the Borrower by OII pursuant to a certain Bill of Sale and Assignment dated as of the date hereof between OII and the Borrower, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing and all proceeds and products of any of the foregoing, in whatever form received.

                       (q) "IP Collateral" means all intellectual and similar property of any Grantor of every kind and nature, including the IP Assets, whether now owned or hereinafter acquired or arising and wherever located, including, without limitation, inventions, designs, Patents, Copyrights, Trademarks, Licenses, domain names, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, Software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing and all proceeds and products of any of the foregoing, in whatever form received.

                       (r) "License" means any Copyright License, Patent License, Trademark License or other license or sublicense to which any Grantor is a party.

                       (s) "Obligations" means, collectively, RGC Obligations and OII Obligations.

                       (t) "OII" has the meaning set forth in the preamble to this Agreement.

                       (u) "OII Credit Documents" means the OII Note, the OII Security Agreement, and all written instruments, agreements, and assignments by which OII Obligations and any security interest or assignment for the payment thereof is evidenced or created, in each case relating to the OII Note.

                       (v) "OII Event of Default" means an event of default under the OII Note.

                       (w) "OII Note" has the meaning set forth in the recitals to this Agreement, as amended, restated, supplemented or modified from time to time and including all exhibits and schedules thereto.

                       (x) "OII Obligations" means all indebtedness, liabilities, obligations, covenants and duties of the Borrower and/or UTTC to OII of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing of hereafter arising, under the OII Credit Documents.

                       (y) "OII Rights" means any rights or remedies OII may have to accelerate the OII Obligations or other obligations of the Borrower and/or UTTC to OII, or any other default rights or remedies with respect to the Borrower and/or UTTC or any assets of the Borrower and/or UTTC (whether or not arising in connection with the OII Note), whether under OII Credit Documents, at law, at equity or otherwise.

                       (z) "OII Security Agreement" has the meaning set forth in the recitals to this Agreement, as amended, restated, supplemented or modified from time to time and including all exhibits and schedules thereto.

                       (aa) "Other Loans" has the meaning set forth in Section
4.1 of this Agreement.

                       (bb) "Pari Passu" means apportionment whereby each Creditor's right to Distributions shall be deemed equal in scope and priority with the other Creditor's right thereof limited to a pro-rata share equal to the relative amount of the Obligations owing to such Creditor as of the date of such Distribution. For example, if the outstanding amount of the RGC Obligations is $1,000,000, and the outstanding amount of the OII Obligations is $3,000,000, then RGC shall receive 25% and OII shall receive 75% of Distributions until the Obligations of the Creditors are satisfied.

                       (cc) "Pari Passu Obligations" means thirty percent (30%) of the original principal amount of the RGC Note calculated as of the date of this Agreement, or $1,425,562.70, plus accrued but unpaid interest on the RGC Obligations.

                       (dd) "Party" or "Parties" have the meanings set forth in the preamble to this Agreement.

                       (ee) "Patent License" means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned or held by or on behalf of any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement, including each agreement described in Schedule 3.6 hereto or to the applicable Supplement.

                       (ff) "Patents" means all of the following: (i) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in the United States or any other country, including those described in
Schedule 3.6 hereto or to the applicable Supplement, and (ii) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

                       (gg) "RGC" has the meaning set forth in the preamble to this Agreement.

                       (hh) "RGC Credit Documents" means the RGC Note, the RGC Security Agreement and all written instruments, agreements, and assignments by which RGC Obligations and any security interest or assignment for the payment thereof is evidenced or created, in each case relating to the RGC Note.

                       (ii) "RGC Event of Default" means an event of default under the RGC Credit Documents.

                       (jj) "RGC Note" has the meaning set forth in the recitals to this Agreement, as amended, restated, supplemented or modified from time to time and including all exhibits and schedules thereto.

                       (kk) "RGC Obligations" means all indebtedness, liabilities, obligations, covenants and duties of the Borrower and/or UTTC to RGC of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing of hereafter arising, under the RGC Credit Documents.

                       (ll) "RGC Rights" means any rights or remedies RGC may from time to time have to accelerate the RGC Obligations or other obligations of the Borrower and/or UTTC to RGC, or any other default rights or remedies with respect to the Borrower and/or UTTC or any assets of the Borrower and/or UTTC (whether or not arising in connection with the RGC Note), whether under RGC Credit Documents, at law, at equity or otherwise.

                       (mm) "RGC Security Agreement" has the meaning set forth in the recitals to this Agreement, as amended, restated, supplemented or modified from time to time and including all exhibits and schedules thereto.

                       (nn) "Software" means all "software" as defined inss.9-102(a)(75) of the Uniform Commercial Code.

                       (oo) "Standstill Period" has the meaning set forth in
Section 2.4(b) of this Agreement.

                       (pp) "Subject Assets" has the meaning set forth in
Section 6.1 of this Agreement.

                       (qq) "Trademark License" means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned or held by or on behalf of any Grantor or which such Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including each agreement described in Schedule 3.6 hereto or to the applicable Supplement.

                       (rr) "Trademarks" means all of the following: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in the United States or any other country, and all extensions or renewals thereof, including those described in Schedule 3.6 hereto or to the applicable Supplement, (ii) all goodwill associated therewith or symbolized by any of the foregoing and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

                       (ss) "Uniform Commercial Code" means the Uniform Commercial Code from time to time in effect in the State of New York.

                       (tt) "UTTC" has the meaning set forth in the preamble to this Agreement.


        ARTICLE II. INTERCREDITOR RELATIONSHIP; SUBORDINATION; STANDSTILL

               Section 2.1. Intercreditor Relationship; Subordination. RGC, OII and the Grantors agree that the RGC Obligations and the OII Obligations are subject to the payment and security priorities established by this Agreement, and to the extent inconsistent with such priorities, each of RGC and OII subordinates and makes junior, the payment and security priorities governing such payment and security priorities as set forth in the Credit Documents to the extent necessary to achieve the intent of this Agreement.

               Section 2.2. Priority. Notwithstanding anything to the contrary contained in the rules for determining priority under the Uniform Commercial Code or any other law governing the relative priority of security interests of secured creditors, the time, order or method of attachment and perfection of the security interests created by the Credit Documents or the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Collateral of the Borrower or UTTC pursuant to the Credit Documents, each of RGC and OII, for itself and for each future holder of the Obligations owing to RGC and OII, respectively, agree that (i) the security interests created by the RGC Credit Documents shall be in all respects and for all purposes first, prior, senior and continuing liens in and to the Collateral, except the IP Assets, and the liens of OII in and to the Collateral, except the IP Assets, are and shall be fully subject and subordinate to RGC's liens on the Collateral; (ii) subject to the succeeding sentence below, the security interests created by the OII Credit Documents shall be in all respects and for all purposes first, prior, senior and continuing liens in and to the IP Assets and the liens of RGC in and to the IP Assets are and shall be fully subject and subordinate to OII's liens on the IP Assets; and (iii) except as otherwise expressly provided in this Section 2.2, the security interests created by the RGC Credit Documents and the OII Credit Documents shall be in all respects and for all purposes prior, senior and continuing liens in and to the Collateral and the liens of any third party (i.e., not a party to this Agreement) in and to the Collateral are and shall be fully subject and subordinate to RGC's and OII's liens on the Collateral. Notwithstanding sub-part
(ii) of the preceding sentence, for so long as the Pari Passu Obligations remain outstanding, the security interests created by the OII Credit Documents shall be in all respects and for all purposes Pari Passu and of equal priority with the security interests created by the RGC Credit Documents in and to the IP Assets.

               Section 2.3. Restrictions on Payment of Obligations. Except in compliance with Section 2.4 and 2.5 hereof, from the date hereof until the last day of the Standstill Period (hereinafter defined), RGC and OII each agrees not to ask, demand, take or receive from Borrower and/or UTTC, directly or indirectly, in cash or other property or by setoff or in any other manner (including, without limitation, from or by way of collateral), payment of all or any portion of the Obligations. Notwithstanding the foregoing, prior to the commencement of a Standstill Period (hereinafter defined) Borrower and/or UTTC may (i) pay to RGC and RGC may receive from Borrower and/or UTTC principal and interest amounts permitted under Sections 2.2 and 2.3 of the RGC Note and (ii) pay to OII and OII may receive from Borrower and/or UTTC, principal amounts pursuant to Section 5 of the OII Note and payments of interest semi-annually and on the Maturity Date (as defined in the OII Note) pursuant to Section 6 of the OII Note. Payments to RGC or OII of principal or interest other than as provided in the preceding sentence shall be prohibited except in compliance with Section
2.4 and 2.5 hereof.

               Section 2.4. Default Notices; Standstill; Sharing of Payments.

                       (a) Notices. RGC and OII, respectively, shall provide each other prompt written notice of any Event of Default. In the event that, on or after the occurrence of a RGC Event of Default, RGC desires to exercise any RGC Right, RGC shall provide OII written notice thereof and, in the event that, on or after the occurrence of a OII Event of Default, OII desires to exercise any OII Right, OII shall provide RGC written notice thereof (either such notice, a "Declared Default Notice").

                       (b) Standstill Period. For a period commencing on the date any Declared Default Notice is furnished by either Party to the other Party and for thirty (30) days after OII's or RGC's receipt of the subject Declared Default Notice (such period, the "Standstill Period"), RGC shall not have the right to exercise any RGC Right with respect to IP Assets and OII shall not have the right to exercise any OII Right with respect to any Collateral, including IP Assets, except as otherwise agreed in writing between OII and RGC. During a Standstill Period, (i) each of OII and RGC shall cooperate with the other Party,
(ii) RGC shall permit OII to cure any RGC Event of Default within the Standstill Period and to the extent any Grantor can cure such Event of Default and (iii) OII shall permit RGC to cure any OII Event of Default within the Standstill Period and to the extent any Grantor can cure such Event of Default. In the event Borrower, RGC or OII shall cure such Event of Default during the Standstill Period and, in the case of any cure by Borrower or OII, such Event of Default is cured prior to the exercise by RGC of any RGC Right with respect to any and all Collateral, other than IP Assets, the Creditors shall be returned to the status quo ante and all rights under this Section shall be reinstated.

                       (c) Exercise of Rights During Standstill Period; Conclusion of Standstill. Notwithstanding anything to the contrary contained herein, before or during a Standstill Period RGC shall be entitled to exercise any RGC Right with respect to any and all Collateral, other than IP Assets. At the conclusion of a Standstill Period, RGC may exercise any RGC Rights with respect to all Collateral, including IP Assets, and OII may exercise any OII Rights with respect to all Collateral, including IP Assets, subject however, to the other terms and conditions of this Agreement.

               Section 2.5. Sharing of Distributions.

                       (a) Except as provided in Section 2.3, until the OII or RGC Obligations are paid in full, in the event OII or RGC receives any Distribution which otherwise would be payable or deliverable upon or with respect to the RGC Obligations or OII Obligations, respectively, such Distribution shall be received and held in trust for the benefit of OII or RGC, respectively, shall be segregated from other funds and property held by RGC or OII, respectively, and shall be forthwith paid over to OII or RGC, respectively, in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of noncash property or securities) for the payment or prepayment of the Obligations in accordance with Section 2.5(b).

                       (b) All Distributions received by OII or RGC with respect to the OII Obligations and the RGC Obligations shall be applied as follows:

                           (i) In the event that the Distribution is of
Collateral other than IP Assets:

                               (1) First, Pari Passu between OII and RGC in
reimbursement of the out-of-pocket costs and expenses of each incurred in connection with the enforcement of the rights and remedies of each against the Borrower and/or UTTC and, if applicable, OII or RGC in connection with such Distribution;

                               (2) Second, 100% to RGC, unless and until the RGC
Obligations are fully paid;

                               (3) Third, 100% to OII, unless and until the OII
Obligations are fully paid; and

                               (4) Lastly, to the Borrower and/or UTTC or such
other person or entity as shall be entitled thereto.

                           (ii) In the event that the Distribution is of IP
Assets:

                               (1) First, Pari Passu between OII and RGC in
reimbursement of the out-of-pocket costs and expenses of each incurred in connection with the enforcement of the rights and remedies of each against the Borrower and/or UTTC and, if applicable, OII or RGC in connection with such Distribution;

                               (2) Second, Pari Passu between RGC and OII unless
and until the Pari Passu Obligations are fully paid to RGC;

                               (3) Third, 100% to OII, unless and until the OII
Obligations are fully paid;

                               (4) Fourth, 100% to RGC, unless and until the RGC
Obligations are fully paid; and

                               (5) Lastly, to the Borrower and/or UTTC or such
other person or entity as shall be entitled thereto.

                       (c) Each Creditor shall pay over to the other Creditor the full amount due such other Creditor under this Section 2.5 within three (3) Business Days after such receipt.

               Section 2.6. Turnover of Collateral. If any Creditor acquires custody, control or possession of any Collateral or any Distribution other than pursuant to the terms of this Agreement, such Creditor shall promptly cause such Collateral or the proceeds of such Distribution to be delivered to or put in the custody, possession or control of the Collateral Agent for disposition and distribution in accordance with the provisions of Section 2.5 of this Agreement. Until such time as such Creditor shall have complied with the provisions of the immediately preceding sentence, such Creditor shall be deemed to hold such Collateral and the proceeds thereof in trust for the Party or Parties entitled thereto under this Agreement.

               Section 2.7. Recovery of Preferential Payment. Notwithstanding anything to the contrary contained in this Agreement, RGC and OII each agree that if, subsequent to the purported payment in full of the Obligations outstanding to RGC and OII, respectively, or subsequent to any purported termination of this Agreement by mutual consent of the Creditors, any payment received by OII or RGC, respectively, from or for the account of the Grantors (or either Grantor) with respect to the RGC Obligations or the OII Obligations is repaid by OII or RGC, respectively, to the Borrower or to any trustee or custodian of Grantors (or such Grantor) because of any claim of preference, fraudulent transfer or the like, this Agreement shall automatically be reinstated, effective as of the date of the purported termination or the purported payment in full of the OII Obligations or RGC Obligations, respectively, and this Agreement shall apply to any and all payments received by RGC and OII, respectively, on or after the date of the purported termination or purported payment in full of the OII Obligations and RGC Obligations, respectively.

                  ARTICLE III. COVENANTS AND FURTHER ASSURANCES

               Section 3.1. Certain Covenants of RGC and OII. Each of RGC and OII agrees that if any Credit Proceeding shall exist with respect to Borrower and/or UTTC, it shall duly and promptly take such action as OII or RGC, respectively, may request to collect the RGC Obligations or OII Obligations, respectively, for account of OII or RGC, respectively, and to file appropriate claims or proofs of claim in respect of such Obligations.

               Section 3.2. No Commencement of Any Proceeding. RGC and OII each agrees that, prior to the expiration of the Standstill Period, it will not commence, or join with any creditor other than OII or RGC, respectively, in an Insolvency Proceeding.

               Section 3.3. Rights of Subrogation. Each Party agrees that no Distribution to OII or RGC, respectively, pursuant to the provisions of this Agreement shall entitle RGC or OII, respectively, to exercise any rights of subrogation in respect thereof until the OII Obligations and RGC Obligations, respectively, shall have been paid in full.

               Section 3.4. Insolvency. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted and succeeding cases in respect thereof. The relative rights, as provided for in this Agreement, shall continue after the commencement of any such case on the same basis as prior to the date of the commencement of any such Insolvency Proceeding, as provided in this Agreement, subject to any court order approving the financing of or use of cash collateral by Borrower and/or UTTC, as debtor-in-possession.

               Section 3.5. Subordination Legend; Further Assurances.

                       (a) RGC, the Borrower and/or UTTC will cause each instrument evidencing the RGC Obligations to be endorsed with the following legend:

               "The rights of RGC International Investors, LDC hereunder are subject to certain interests of OptiMark Innovations Inc. pursuant to a certain Intercreditor, Subordination and Standstill Agreement dated May 3, 2002, by and among RGC International Investors, LDC, OptiMark Innovations Inc., The Ashton Technology Group, Inc. and Universal Trading Technologies Corporation."

                       (b) OII, the Borrower and/or UTTC will cause each instrument evidencing the OII Obligations to be endorsed with the following legend:

               "The rights of OptiMark Innovations Inc. hereunder are subject to certain interests of RGC International Investors, LDC pursuant to a certain Intercreditor, Subordination and Standstill Agreement dated May 3, 2002, by and among RGC International Investors, LDC, OptiMark Innovations Inc., The Ashton Technology Group, Inc. and Universal Trading Technologies Corporation."

                       (c) RGC, OII, the Borrower and UTTC each will further mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement and will, in the case of any Obligation which is not evidenced by any instrument, upon OII's or RGC's request cause such Obligation to be evidenced by an appropriate instrument or instruments endorsed with the above legend. RGC, OII, the Borrower and UTTC each will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that OII or RGC, respectively, may request, in order to protect any right or interest granted or purported to be granted hereby or to enable OII or RGC, respectively, to exercise and enforce its rights and remedies hereunder.

               Section 3.6. No Change in or Disposition of RGC Obligations. Neither RGC nor OII shall:

                       (a) Cancel or otherwise discharge any of the Obligations owing to such Party (except upon payment in full thereof) or subordinate any of such Obligations to any indebtedness of the Borrower and/or UTTC other than as subordinated hereby;

                       (b) Release or terminate any security interest covering any Collateral;

                       (c) Sell, assign, pledge, encumber or otherwise dispose of any of the Obligations or of any document or instrument evidencing the Obligations unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Agreement; or

                       (d) Permit any change in the terms of any of the Obligations owing to such Party or the terms of the RGC Credit Documents with respect to RGC without the prior written consent of OII or the OII Credit Documents with respect to OII without the prior written consent of RGC.

               Section 3.7. Agreement by the Creditors.

                       (a) In accordance with Sections 2.1 and 2.2 of this Agreement, OII shall not perfect any security interest in any asset of the Borrower or UTTC except to the extent that it has confirmed that RGC has a perfected prior lien. RGC shall not perfect any security interest in any asset of the Borrower or UTTC unless and until it has confirmed that contemporaneously OII is perfecting a security interest in such asset.

                       (b) The Collateral Agent shall take all actions necessary or desirable to perfect the security interest in any asset of the Borrower or UTTC not otherwise perfected by the filing of Uniform Commercial Code financing statements, including, without limitation, (i) the filing of Patent and Trademark assignments with the United States Patent and Trademark Office, (ii) the filing of Copyright assignments with the United States Copyright Office and
(iii) possession of instruments and certificates evidencing investment property (including possession of instruments and powers of transfer duly endorsed in blank).

               Section 3.8. Agreement by the Grantors. Each of the Borrower and UTTC agrees that it will not make any payment of any of the Obligations, or take any other action, in contravention of the provisions of this Agreement.

               Section 3.9. Supervision of Obligations. Except to the extent otherwise expressly provided herein, each Creditor shall be entitled to manage and supervise the obligations of the Grantors to it in accordance with applicable law and such Creditor's practices in effect from time to time without regard to the existence of any other Creditor.

               Section 3.10. Limitation Relative to Other Agreements. Except to the extent otherwise expressly provided herein, nothing contained in this Agreement is intended to impair, as between any Creditor and any Grantor, the rights of such Creditor and the obligations of such Grantor under (i) the OII Credit Documents, in the case of OII and any Grantor, or (ii) the RGC Credit Documents, in the case of RGC and any Grantor.

               Section 3.11. Obligations Hereunder Not Affected. All rights and interests of OII and RGC, respectively, hereunder, and all agreements and obligations of RGC, OII, UTTC and the Borrower under this Agreement, shall remain in full force and effect irrespective of:

                       (a) any lack of validity or enforceability of the any OII Credit Document or RGC Credit Documents;

                       (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the OII Credit Documents or RGC Credit Documents (provided that the inclusion of this subsection in this agreement shall not be deemed to limit, expand or otherwise affect the terms of
Section 3.6(c) hereof);

                       (c) any exchange, release or non-perfection of a security interest covering any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations (provided no consent thereto in violation hereof is made by the inclusion of this subsection); or

                       (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, either Grantor or RGC or OII.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned to the Borrower and/or UTTC upon the insolvency, bankruptcy or reorganization of Borrower and/or UTTC or otherwise, all as though such payment had not been made.

                             ARTICLE IV. OTHER LOANS

               Section 4.1. No Other Loans Except if Subordinate. Each of RGC and OII represents that it has made no other loan to the Borrower and/or UTTC, except pursuant to the RGC Credit Documents and the OII Credit Documents respectively. If, in the future, either Creditor elects to make any other loan other than the OII Obligations or the RGC Obligations to Grantors (or either Grantor or their respective affiliates) (any such loan or advance of any kind being hereinafter referred to collectively as "Other Loans"), all such Other Loans shall be subject and subordinate in payment (including without limitation regularly scheduled payment of principal and interest) and security to the Obligations pursuant to the OII Credit Documents and the RGC Credit Documents and any lien given or granted by Grantors (or either Grantor) to secure any Other Loan (other than a purchase money security interest) shall be subject and subordinate to the liens given by the Grantors to secure the Obligations. In extension of the foregoing, any and all payments received by either Creditor from the Grantors (or either Grantor) shall be applied in the order prescribed by this Agreement. The Grantors shall not accept and neither RGC nor OII shall make available to the Grantors or their respective affiliates any Other Loan, unless the documents and instruments evidencing such Other Loan are expressly so subordinate. Each Grantor covenants that it shall neither make nor agree to make any payment or other Distribution (including without limitation regularly scheduled principal and interest payments) on any Other Loan unless and until the Obligations are fully and irrevocably paid. As use in the sentence, the term "Other Loans" shall also include (i) any increase in the principal amount of the OII Obligations or the RGC Obligations to the extent of such increase and/or
(ii) any change in the amortization schedule of the OII Obligations or the RGC Obligations which results in any scheduled payment being greater than those required under the OII Credit Documents or the RGC Credit Documents on the date hereof to the extent of such payment differential, provided nothing in this paragraph shall be deemed to limit, expand or otherwise affect the terms of
Section 3.6(c) hereof.

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

               Section 5.1. RGC Obligations. RGC and each Grantor each hereby represents and warrants as follows:

                       (a) The RGC Obligations now outstanding are evidenced by the RGC Credit Documents and true and complete copies of documents relating thereto have been furnished to OII, have been duly authorized by the Borrower and UTTC, have not been amended or otherwise modified, and constitute the legal, valid and binding obligation of the Borrower and UTTC enforceable against the Borrower and UTTC in accordance with its terms. There exists no default in respect of any of the RGC Obligations.

                       (b) RGC owns the RGC Obligations now outstanding free and clear of any lien, security interest, charge or encumbrance or any rights of others.

                       (c) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

               Section 5.2. OII Obligations. OII and each Grantor each hereby represents and warrants as follows:

                       (a) The OII Obligations now outstanding are evidenced by the OII Credit Documents and true and complete copies of documents relating thereto have been furnished to RGC, have been duly authorized by the Borrower and UTTC, have not been amended or otherwise modified, and constitute the legal, valid and binding obligation of the Borrower and UTTC enforceable against the Borrower and UTTC in accordance with its terms. There exists no default in respect of any of the OII Obligations.

                       (b) OII owns the OII Obligations now outstanding free and clear of any lien, security interest, charge or encumbrance or any rights of others.

                       (c) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.


                              ARTICLE VI. SECURITY

               Section 6.1. Acknowledgment of Security Interests. OII hereby acknowledges that to secure all of the RGC Obligations, RGC has been granted or will be granted, from time to time, a security interest in and a general lien upon all of the assets of the Borrower and/or UTTC (the "Subject Assets") pursuant to the terms of the RGC Credit Documents as in effect on the date hereof. OII waives the application of all provisions, if any, contained in the OII Credit Documents which would or might otherwise prohibit Borrower and/or UTTC from entering into or consummating any financing documents and the transactions contemplated thereunder. RGC hereby acknowledges that to secure all of the OII Obligations, OII has been granted or will be granted, from time to time, a security interest in and a general lien upon the Subject Assets. RGC waives the application of all provisions, if any, contained in the RGC Credit Documents which would or might otherwise prohibit Borrower and/or UTTC from entering into or consummating any financing documents and the transactions contemplated thereunder.

               Section 6.2. No RGC or OII Liens except as Disclosed. Notwithstanding anything to the contrary contained herein, including without limitation, the subordination and priority provisions hereof, the RGC Obligations are and shall at all times be obligations secured only as specifically set forth in the RGC Credit Documents and the granting of any other lien in any collateral by the Borrower and/or UTTC or the receipt of any such grant by RGC shall be a violation of this Agreement. Notwithstanding anything to the contrary contained herein, including without limitation, the subordination and priority provisions hereof, the OII Obligations are and shall at all times be obligations secured only as specifically set forth in the OII Credit Documents and the granting of any other lien in any collateral by the Borrower and/or UTTC or the receipt of any such grant by OII shall be a violation of this Agreement.

                           ARTICLE VII. MISCELLANEOUS

               Section 7.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by RGC or OII (or either Grantor) therefrom shall in any event be effective unless the same shall be in writing and signed by OII and RGC, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of RGC or OII to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               Section 7.2. Formalities. RGC, OII and each Grantor each hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement. RGC and OII each hereby waive any requirement that OII and RGC, respectively, protect, secure, perfect or insure any lien on any property subject thereto or exhaust any right or take any action against Grantors (or either Grantor) or any other person or entity or any collateral.

               Section 7.3. Expenses. The Grantors jointly and severally agree to pay, upon demand, to OII and RGC respectively, the amount of any and all reasonable expenses, including the reasonable fees and expenses of counsel, which OII and RGC, respectively, may incur in connection with the exercise or enforcement of any of its rights or interests hereunder.

               Section 7.4. Notices. Unless the Party to be notified otherwise notifies the other Parties in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be delivered in person or sent by overnight courier, facsimile, ordinary mail, cable or telex addressed to such Party at its address set forth on the signature page of this Agreement. Notices shall be effective: (a) on the day on which delivered to such Party in person, (b) on the first Banking Day after the day on which sent to such Party by overnight courier, and (c) if given by mail, 48 hours after deposit in the mails with first-class postage prepaid, addressed as aforesaid.

               Section 7.5. Continuing Agreement. This Agreement is a continuing agreement and shall (i) remain in full force and effect until the Obligations shall have been paid in full, (ii) be binding upon and inure to the benefit of RGC, the Grantors, OII and their respective successors and assigns. Without limiting the generality of the foregoing clause (ii), OII and RGC may assign or otherwise transfer all or any portion of its rights or obligations under the OII Credit Documents and RGC Credit Documents to any other person or entity; provided that such assignee, as a condition of such assignment, must agree in writing to be bound by the provisions of this Agreement.

               Section 7.6. Integration. This Agreement sets forth the entire agreement among the Parties hereto relating to the matters covered herein and supersede any prior oral or written statements or agreements with respect to such transactions.

               Section 7.7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely in New York.

               Section 7.8. No Joint Venture. The execution and delivery of this Agreement is not intended, nor shall it be construed to constitute, the formation of a partnership or joint venture between the Creditors.

               Section 7.9. Independent Investigation. Each Creditor represents to the other Creditor that is has entered into this Agreement on the basis of its own independent commercial relationship with the Grantors, and that except as set forth herein, the other Creditor has not made any representations or warranties to such Creditor and that no specific act, actions or failure to act in any one or more instances by the other Creditor, including, without limitation any review of the affairs of Grantors, shall be deemed to constitute a representation or warranty by either Creditor. Each Creditor represents to the other that it has independently and without reliance upon the other Creditor, and based on such documents and information as each has deemed appropriate, made its own appraisal of and investigation into the financial condition, credit-worthiness, affairs, status and nature of Grantors and made its own decision to enter into this Agreement and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise of Grantors. Neither Creditor shall be required to make any inquiry concerning the Grantors or any of their obligations to the other Creditor under its loan documents or any collateral or to inspect the properties or books or records of the Grantors. Additionally, if requested by either Creditor after notification that such Creditor has not received the same from such Grantor, either Creditor will provide the other Creditor with such financial and other statements as such Creditor shall have received and which shall have been so requested. Each Creditor's agreement to provide any of the foregoing shall not in any way constitute an assumption by such Creditor of any responsibility for the accuracy, completeness, authenticity, legality, validity or enforceability thereof.

               Section 7.10. Counterparts. This Agreement may be executed in counterparts and each Party hereto shall be entitled to rely on each other Party's signature as if it were an original.

                            [Signature pages follow]

            IN  WITNESS   WHEREOF,   the  parties   have  duly   executed   this
Intercreditor, Subordination and Standstill Agreement as of the day and year first written above.

                                 THE ASHTON TECHNOLOGY GROUP, INC.



                                 By: /s/  William W. Uchimoto
                                    --------------------------------------------
                                       Name:  William W. Uchimoto
                                       Title: EVP & General Counsel

                                 UNIVERSAL TRADING TECHNOLOGIES CORPORATION



                                 By: /s/  William W. Uchimoto
                                    --------------------------------------------
                                       Name:   William W. Uchimoto
                                       Title:  EVP & General Counsel

                                 Address for Notices:

                                 1835 Market Street, Suite 420
                                 Philadelphia, PA  19103
                                 Attention: President
                                 Facsimile: (215) 789-3397

                                 With a copy to:

                                 Christopher S. Auguste, Esq.
                                 Jenkens & Gilchrist Park Chapin LLP
                                 The Chrysler Building
                                 405 Lexington Avenue
                                 New York, NY 10174
                                 Facsimile: (212) 704-6288

                                 RGC INTERNATIONAL INVESTORS, LDC



                                 By: /s/ Gary Kaminsky
                                    --------------------------------------------
                                       Name:   Gary Kaminsky
                                       Title:  Managing Director

                                 Address for Notices:

                                 c/o Rose Glen Capital Management, L.P.
                                 3 Bala Plaza East, Suite 501
                                 251 St. Asaphs Road
                                 Bala Cynwyd, PA  19004

                                 With a copy to:

                                 Barry J. Siegel, Esq.
                                 Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 S. Broad Street
                                 Philadelphia, PA  19102
                                 Facsimile: (215) 568-6603


                                 OPTIMARK INNOVATIONS INC.



                                 By: /s/ Niel G. Cohen
                                    --------------------------------------------
                                       Name:   Niel G. Cohen
                                       Title:  Secretary

                                 Address for Notices:

                                 c/o OptiMark Holdings, Inc.
                                 10 Exchange Place, 24th Floor
                                 Jersey City, NJ 07302
                                 Attention: Office of the General Counsel
                                 Facsimile: (208) 293-4810

                                                                       EXHIBIT A

                                    IP ASSETS

PATENT APPLICATION

  1. U.S. Provisional Patent Application No. 60/323,940 entitled "Volume Weighted Average Price System And Method," filed on September 21, 2001.

TRADE SECRETS, KNOW HOW, AND LICENSES

  2. Diagrams, presentations, project plans, research, spreadsheets, discussion documents, and other documents developed specifically for volume weighted average price "guaranteed price/fill" systems and technology (hereinafter "VWAP Trading") including, but not limited to,
       (a) the documents listed on ATTACHMENT 1 hereto and (b) a CD_ROM containing those documents.

  3. All rights, duties, and obligations of OptiMark Innovations Inc. (f/k/a OTSH, Inc.) under that certain "License Agreement" dated as of February 21, 2002 by and between OptiMark Innovations Inc. and Marlex Communication Systems, Inc. ("Marlex") for use in the implementation, maintenance and/or operation of VWAP trading of U.S. securities utilizing the Licensed Technology (as defined in such License Agreement ) and as permitted under such License Agreement.

  4. All rights, duties, and obligations of OptiMark Innovations Inc. under that certain "Bilateral Nondisclosure Agreement" dated August 7, 2001 by and between Marlex and OptiMark, Inc. and/or subsidiaries thereof, including, but not limited to, all rights, duties, and obligations of OptiMark Innovations Inc. in and to the Proprietary Information and works derived therefrom pursuant to such Bilateral Nondisclosure Agreement, and all results and work product generated by OptiMark Innovations Inc. or its predecessor-in-interest in connection with evaluative efforts related thereto.

SOFTWARE

  5. Software specifically for VWAP Trading including, but not limited to, (a) the software files listed on ATTACHMENT 2 hereto, entitled "Group1.log, and (b) a CD_ROM containing those files.

  6. All rights, duties, and obligations of OptiMark Innovations Inc. relating to software provided by Marlex in connection with that certain License Agreement and/or Bilateral Nondisclosure Agreement referenced in paragraphs 3 and 4 above, and work product generated by OptiMark Innovations Inc. or its predecessor-in-interest associated with such software, relating to a "slicing" algorithm for VWAP Trading including, but not limited to, (a) the software files listed on ATTACHMENT 3 hereto, entitled "Group2.log," and (b) a CD_ROM containing those files.

  7. Software specifically for VWAP Trading for (a) tracking bugs in the software described in paragraphs 5 and 6 above, and (b) building source code into executable code for the software described in paragraphs 5 and 6 above, including, but not limited to, (x) the software files listed on ATTACHMENT 4 hereto, entitled "Group4.log," and (y) a CD_ROM containing those files.

  8. Software specifically for VWAP Trading for testing the software described in paragraphs 5 and 6 above, including, but not limited to, (a) the software files listed on ATTACHMENT 5 hereto, entitled "Group5.log," and
       (b) a CD_ROM containing those files.